EXHIBIT A



                             JOINT FILING AGREEMENT


     This  Joint  Filing  Agreement  (this  "Agreement")   hereby  confirms  the
agreement by and among all of the undersigned that the Schedule 13G to which this Agreement is attached as Exhibit A with respect to the beneficial ownership of the undersigned of shares of Rural Cellular Corporation's Class A Common Stock, $0.01 par value per share, is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: June 14, 2003


                                      Knickerbocker Partners LLC


                                      By: /s/ Marc Buchheit
                                         ---------------------------------------
                                      Name:  Marc Buchheit
                                      Title: President


                                      Marc Buchheit, in his individual capacity


                                      /s/ Marc Buchheit
                                      ------------------------------------------
                                      Marc Buchheit